SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007
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Whole Foods Market, Inc.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-19797 (Commission File Number)	74-1989366 (IRS Employer Identification Number)

550 Bowie Street
Austin, Texas 78703
(Address of principal executive offices)

Registrant's telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01.  Other Events

We have previously announced the addition of a new section on our website (http://www.wholefoodsmarket.com) dedicated to posting information and updates regarding the U.S. Federal Trade Commission's (FTC) challenge of our proposed merger with Wild Oats Markets. This new section provides a link to a blog written by our Chairman and CEO, John Mackey.

In a posting to John Mackey’s blog on June 19, 2007, Mr. Mackey addresses:

o	Why Whole Foods Market wants to buy Wild Oats,

o	Whole Foods Market’s Objections to the FTC’s Investigation,

o	What the FTC is Claiming in its Objections to the Merger, and

o	FAQs

The posting also discloses information regarding the planned divestiture by Whole Foods Market of the Henry’s and Sun Harvest stores currently operated by Wild Oats, if and when the Wild Oats merger is consummated; identification of competitors in certain geographic markets; and Mr. Mackey’s perspective on certain financial metrics primarily relating to the Wild Oats’ transaction.

A copy of our press release regarding this posting is furnished herewith as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1-- Press release, dated June 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: June 20, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and Chief Financial Officer